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                                                                    EXHIBIT 99.1

                                                                          [LOGO]
                                                             WEATHERFORD ENTERRA



NEWS RELEASE

For More Information Contact:

STEVE GRANT                        LAMAR MCINTYRE
(713) 439-9400                     (713) 940-6100

WEATHERFORD ENTERRA, INC.          ZAPATA CORPORATION
1360 POST OAK                      1717 ST. JAMES PLACE
SUITE 1000                         SUITE 500
HOUSTON, TX  77056                 HOUSTON, TX  77056


JOINT PRESS RELEASE FOR IMMEDIATE DISTRIBUTION


                 WEATHERFORD ENTERRA AND ZAPATA COMPLETE ENERGY
                             INDUSTRIES TRANSACTION


Houston, Texas, December 15, 1995 -- Weatherford Enterra, Inc. (WII/NYSE) and Zapata Corporation (ZOS/NYSE) today announced the closing of the transaction whereby Weatherford Enterra purchased from Zapata the assets of its Energy Industries gas compression division for approximately $130 million in cash and the assumption of certain current liabilities of an operating nature.

Weatherford Enterra is a Houston, Texas-based diversified international energy service and manufacturing company that provides products and services around the world to the oil and gas exploration, production and transmission industries. Zapata is currently transforming itself from the energy business into food related businesses.